                                                                     EXHIBIT 4.7



                            WFN CREDIT COMPANY, LLC,

                                   Transferor,

                     WORLD FINANCIAL NETWORK NATIONAL BANK,

                                    Servicer,

                                       and

                           BNY MIDWEST TRUST COMPANY,

                                     Trustee

                  on behalf of the Collateral Certificateholder

                           --------------------------


                          COLLATERAL SERIES SUPPLEMENT

                           Dated as of [______], 2001

                                       to

           SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

                          Dated as of [________], 2001


                WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST


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

                           TABLE OF CONTENTS

                                                                       Page
SECTION 1.  Designation..................................................1

SECTION 2.  Definitions..................................................2

SECTION 3.  Reassignment and Transfer Terms..............................4

SECTION 4.  Delivery and Payment for the Collateral Certificates.........4

SECTION 5.  Form of Delivery of Collateral Certificates..................5

SECTION 6.  Article IV of Agreement......................................5

SECTION 7.  Early Amortization Events and Events of Default..............6

SECTION 8.  Modification to and Ratification of Agreement................6

SECTION 9.  Counterparts.................................................7

SECTION 10. Successors and Assigns.......................................7

SECTION 11. Governing Law................................................7

SECTION 12. No Petition..................................................7

SECTION 13. Amendments...................................................7

                                      -i-

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         COLLATERAL SERIES SUPPLEMENT dated as of [________], 2001 (this "SERIES
SUPPLEMENT"), among WFN Credit Company, LLC, a Delaware limited liability company, as Transferor, World Financial Network National Bank, a national banking association, as Servicer, and BNY Midwest Trust Company (successor to the corporate trust administration of Harris Trust and Savings Bank, successor to The Bank of New York), as Trustee under the Second Amended and Restated Pooling and Servicing Agreement dated as of [_________], 2001, among Transferor, the Servicer and the Trustee (the "AGREEMENT").

         Section 6.3 of the Agreement provides, among other things, that the Transferor and the Trustee may at any time and from time to time enter into a Supplement to the Agreement for the purpose of authorizing the delivery by Trustee to Transferor for the execution and redelivery to the Trustee for authentication of one or more Series of Investor Certificates.

         Pursuant to this Series Supplement, Transferor and Trustee shall create a new Series of Investor Certificates and shall specify the Principal Terms thereof and add and amend certain provisions of the Agreement.

                  SECTION 1. DESIGNATION. There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "COLLATERAL CERTIFICATES." The Collateral Certificates will be transferred by the Transferor to World Financial Network Credit Card Master Note Trust (the "NOTE TRUST") pursuant to a Transfer and Servicing Agreement dated as of [_______], 2001 among the Transferor, the Servicer and the Note Trust. The Note Trust will pledge the Collateral Certificates as collateral for one or more series of notes (each, a "NOTE SERIES") to be issued by the Note Trust pursuant to a Master Indenture dated as of [________], 2001 between the Note Trust and BNY Midwest Trust Company, as indenture trustee, and one or more supplements to the Master Indenture (each, an "INDENTURE SUPPLEMENT" and, together with the Master Indenture referred to above, the "INDENTURE"). The portions of the Collateral Certificates primarily securing each Note Series shall be treated as separate Series (each, a "COLLATERAL SERIES") under the Agreement and this Series Supplement. Certain terms pertaining to each Collateral Series will be defined in the applicable Indenture Supplements (but are hereby incorporated by reference into this Series Supplement), including whether or not such Collateral Series is a Principal Sharing Series and the Specified Transferor Amount for such Collateral Series. Unless and until the Trust has been terminated as permitted by Section 3(b) of this Series Supplement: (a) each Indenture Supplement executed and delivered by the Note Trust shall be deemed to supplement this Series Supplement; (b) a new Collateral Series shall be deemed to be issued upon the issuance of each Note Series and shall have the same designation (E.G., Series 2001-A) and belong to the same Group as the related Note Series; (c) the amounts payable as interest and principal on such Collateral Series shall equal the aggregate of the amounts payable on the related Note Series and shall be payable at the times and in the

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amounts specified in the Indenture Supplement for such Note Series, (d) all amounts available and applied as credit enhancement with respect to such Note Series shall be deemed to be available and applied as credit enhancement with respect to such Collateral Series; (e) all amounts payable to the Transferor pursuant to the related Indenture Supplement shall be deemed to be payable to the Transferor pursuant to this Series Supplement; (f) any "Additional Minimum Transferor Amount" specified in an Indenture Supplement as an additional amount to be considered part of the "Minimum Transferor Amount" pursuant to clause (b) of the definition thereof in Annex A to the Master Indenture shall be deemed to be an additional amount to be considered part of the Minimum Transferor Amount pursuant to clause (b) of the definition of Minimum Transferor Amount and (g) the conditions defined in Section 6.3 of the Agreement for issuance of new Series must be satisfied in connection with each issuance of a Note Series.

                  SECTION 2. DEFINITIONS. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern. All Article, Section or subsection references herein shall mean Article, Section or subsections of the Agreement, as amended or supplemented by this Series Supplement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are used herein as defined in the Agreement. Each capitalized term defined herein shall relate only to the Collateral Certificates and no other Series of Certificates issued by the Trust.

         "AMORTIZATION PERIOD" means, for any Collateral Series, any period specified in the related Indenture Supplement during which a share of principal collections is set aside to repay the principal investment in the related Note Series.

         "BASE RATE" is defined for each Collateral Series in the related Indenture Supplement.

         "CLOSING DATE" means, for any Collateral Series, the "Closing Date" for the related Note Series, as defined in the related Indenture Supplement.

         "COLLATERAL CERTIFICATES" is defined in Section 1 of this Series Supplement.

         "COLLATERAL SERIES" is defined in Section 1 of this Series Supplement.

         "DISTRIBUTION DATE" is defined for each Collateral Series in the related Indenture Supplement.

         "EXCESS FINANCE CHARGE COLLECTIONS" means for any Collateral Series, all amounts identified as such in the related Indenture Supplement.

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         "FINANCE CHARGE SHORTFALL" means, for any Collateral Series, the
Finance Charge Shortfall for the related Note Series, as defined in the related Indenture Supplement.

         "INDENTURE" is defined in Section 1 of this Series Supplement.

         "INDENTURE SUPPLEMENT" is defined in Section 1 of this Series
Supplement.

         "INVESTED AMOUNT" means, for any Collateral Series, the "Collateral Amount" of the related Note Series, as defined in the related Indenture Supplement.

         "INVESTOR CERTIFICATE" means a Collateral Certificate.

         "INVESTOR HOLDER" means the holder of record of any Investor
Certificate.

         "INVESTOR PERCENTAGE" means, for any Collateral Series, the "Allocation Percentage" for the related Note Series, as defined in the related Indenture Supplement.

         "INVESTOR SERVICING FEE" means for any Collateral Series, the "Noteholder Servicing Fee" for the related Note Series as defined in the related Indenture Supplement.

         "NOTE SERIES" is defined in Section 1 of this Series Supplement.

         "NOTE TRUST" is defined in Section 1 of this Series Supplement.

         "PORTFOLIO YIELD" is defined for each Collateral Series in the related Indenture Supplement.

         "PRINCIPAL SHORTFALL" means, for any Collateral Series, the "Principal Shortfall" for the related Note Series, as defined in the related Indenture Supplement.

         "RATING AGENCY" means, for any Collateral Series, the rating agencies for the related Note Series, as defined in the related Indenture Supplement.

         "RECORD DATE" is defined for each Collateral Series in the related Indenture Supplement.

         "REQUIRED RETAINED TRANSFEROR PERCENTAGE" is defined for each Collateral Series in the related Indenture Supplement.

         "SERIES ACCOUNTS" means, for any Collateral Series, any "Series Accounts" established for the benefit of the related Note Series, as defined in the related Indenture Supplement.

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         "SERIES SERVICING FEE PERCENTAGE" is defined for each Collateral Series in the related Indenture Supplement.

         "SERIES TERMINATION DATE" means, for any Collateral Series, the final maturity date for the related Note Series defined in the related Indenture Supplement.

         "SHARED PRINCIPAL COLLECTIONS" means, for any Collateral Series, all amounts identified as such in the related Indenture Supplement.

                  SECTION 3. REASSIGNMENT AND TRANSFER TERMS.

                  (a) If the Servicer purchases, redeems or prepays any Note Series pursuant to an optional redemption provision under the related Indenture Supplement, then the related Collateral Series shall be deemed to have been retired. Upon the termination of any Note Series pursuant to the Indenture, the related Collateral Series shall also terminate.

                  (b) Once each Series of Certificates issued under the Agreement has been retired, other than the Collateral Series and any other Series the requisite holders of which have consented to the following transactions, the holder of the Transferor Interest shall have the option to transfer the Transferor Interest to the Note Trust, upon which transfer the Trust shall terminate, and all of the Trust Assets shall be distributed to the Note Trust, as holder of all of the beneficial interests in the Trust; PROVIDED that such termination shall not take effect until Transferor has delivered to the Indenture Trustee a Tax Opinion (as defined in Annex A to the Master Indenture) with respect to the termination and favorable legal opinions as to
(i) the enforceability of any documents executed by Transferor in connection with the termination and (ii) the validity and priority of the security interest in the Receivables and the proceeds thereof granted by Transferor to Issuer pursuant to the Transfer and Servicing Agreement, on terms substantially similar to the most recent legal opinion delivered by Transferor's counsel as to the validity and priority of the security interest granted by Transferor to the Trust in connection with the then most recently issued Note Series.

                  SECTION 4. DELIVERY AND PAYMENT FOR THE COLLATERAL CERTIFICATES. Transferor shall execute and deliver the Collateral Certificates to Trustee for authentication in accordance with Section 6.1 of the Agreement. The Trustee shall deliver the Collateral Certificates when authenticated in accordance with Section 6.2 of the Agreement. For convenience, the Collateral Certificate shall be registered in the name of Indenture Trustee, notwithstanding that the Collateral Certificate shall have been initially issued to Transferor, transferred by Transferor to Issuer pursuant to the Transfer and Servicing Agreement and pledged by Issuer to Indenture Trustee pursuant to the Master Indenture.

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                  SECTION 5. FORM OF DELIVERY OF COLLATERAL CERTIFICATES.

                  (a) The Collateral Certificates shall be delivered as Definitive Certificates, substantially in the form of EXHIBIT A hereto.

                  (b) Each Collateral Certificate shall constitute a "security" within the meaning of (i) Article 8 of the Uniform Commercial Code (including
Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that presently or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

                  (c) For purposes of voting with respect to any consent or other matter under the Agreement or this Series Supplement, each class of notes included in any Note Series shall be deemed to be a Class of Certificates in the related Collateral Series, and the provisions for voting by beneficial owners of such notes specified in the Indenture shall apply MUTATIS MUTANDIS to voting under the Agreement and this Series Supplement.

                  (d) The Collateral Certificates may not be sold, participated, transferred, assigned or otherwise pledged or conveyed in whole or in part except upon the prior delivery to the Trustee and the Owner Trustee of a Tax Opinion (as defined in each of the Agreement and the Indenture, respectively) with respect thereto.

                  SECTION 6. ARTICLE IV OF AGREEMENT. Sections 4.1, 4.2, 4.3,
4.4 and 4.5 of the Agreement shall read in their entirety as provided in the Agreement. The remainder of Article IV of the Agreement shall read in its entirety as follows and shall be applicable only to the Collateral Certificates:

                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

         Section 4.1A RIGHTS OF INVESTOR CERTIFICATEHOLDERS. The Collateral Certificates shall represent undivided interests in the Trust, consisting of the right to receive (a) the related Allocation Percentage (as defined in the related Indenture Supplement) of Collections, (b) funds on deposit in the Collection Account and the Excess Funding Account allocable to the Collateral Certificates and funds on deposit in the Series Accounts, (c) Shared Principal Collections allocated to the Collateral Certificates in accordance with SUBSECTION 4.4, (d) Excess Finance Charge Collections allocated to the Collateral Certificates in accordance with SECTION 4.5 and (e) any related Enhancement for the Collateral Certificates and related Note Series. Unless otherwise specified in the related

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Indenture Supplement, each Collateral Series shall consist of a single Class and shall not be senior or subordinated to any other Series. The Transferor Interest shall not represent any interest in the Collection Account or any Series Accounts, except as specifically provided in this Article IV and the related Indenture Supplement.

         Section 4.6 ALLOCATIONS. The Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate from the Collection Account to the Collateral Series related to each Note Series the amounts specified in the related Indenture Supplement, which shall be deposited or otherwise applied as provided in such Indenture Supplement.

                  SECTION 7. EARLY AMORTIZATION EVENTS AND EVENTS OF DEFAULT. In addition to the Early Amortization Events specified in Section 9.1 of the Agreement, the Early Amortization Events applicable to each Collateral Series shall be the Early Amortization Events specified in the related Indenture Supplement, as well as the Trust Early Amortization Events specified in the Indenture. In addition, each Note Series will have the benefit of applicable "Events of Default," as defined in the Indenture. Upon the occurrence of an applicable Event of Default, the Indenture Trustee shall have the right to foreclose upon a portion of the Receivables, as defined (and subject to the limitations stated) in the Indenture notwithstanding the continuing existence of the Trust, and the Trustee shall cooperate with the Indenture Trustee in the exercise of such right

                  SECTION 8. MODIFICATION TO AND RATIFICATION OF AGREEMENT. For purposes of this Supplement and each Collateral Series:

         (a) Notwithstanding anything to the contrary in Section 3.2 of the Agreement, the Servicing Fee payable with respect to each Note Series and the related Collateral Series shall be solely as set forth in the related Indenture Supplement; and

         (b) Sections 3.7 and 12.2(c) shall not be applicable to any Collateral Series.

         In addition, to the extent that the terms of this Series Supplement (directly or as supplemented by any Indenture Supplement) are deemed to be inconsistent with the terms of the Agreement, this Series Supplement shall be deemed to modify or amend the terms of the Agreement solely as applied to each Collateral Series affected by any such inconsistency, as permitted by Section 6.3(b) of the Agreement. Otherwise, as supplemented by this Series Supplement (and the various Indenture Supplements executed form time to time), the Agreement is in all respects ratified and confirmed and the Agreement as so amended and supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

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                  SECTION 9. COUNTERPARTS. This Series Supplement may be
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  SECTION 10. SUCCESSORS AND ASSIGNS. This Series Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  SECTION 11. GOVERNING LAW. This Series Supplement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 12. NO PETITION. Servicer, Trustee and (with respect to the Trust only) Transferor, by entering into this Series Supplement and each Holder, by accepting a Collateral Certificate hereby covenant and agree that they will not at any time institute against the Trust or the Transferor, or join in any institution against the Trust or the Transferor of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Holders, the Agreement or this Series Supplement provided, however that nothing herein shall prohibit the Trustee from filing proofs of claim or otherwise participating in any such proceedings instituted by any other person.

                  SECTION 13. AMENDMENTS. This Series Supplement may be amended pursuant to Section 13.1 of the Agreement. This Series Supplement may also be amended by Transferor without the consent of Servicer, Trustee or any Investor Holder if Transferor provides Trustee with: (i) an Opinion of Counsel to the effect that such amendment or modification would (A) reduce the risk that the Trust would be treated as taxable as a publicly traded partnership pursuant to Internal Revenue Code section 7704 or (B) permit the Trust or a relevant portion thereof to be treated as a "financial asset securitization investment trust" and
(C) in either case, (1) would not cause the Trust to be classified, for Federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (2) would not cause or constitute an event in which gain or loss would be recognized by any Investor Holder; and (ii) a certificate that such amendment or modification would not materially and adversely affect any Investor Holder; PROVIDED that no such amendment shall be deemed effective without Trustee's consent, if Trustee's rights, duties and obligations hereunder are thereby modified. Prior to the execution of any such amendment (other than an amendment pursuant to SECTION 13.1(a) of the Agreement), Trustee shall furnish notification of the substance of such amendment to each Rating Agency.

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         IN WITNESS WHEREOF, the parties have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                                  WFN CREDIT COMPANY, LLC,
                                  as Transferor

                                  By:
                                      -----------------------------------------
                                  Name:
                                  Title:


                                  WORLD FINANCIAL NETWORK NATIONAL BANK
                                  as Servicer

                                  By:
                                      -----------------------------------------
                                  Name:
                                  Title:


                                  BNY MIDWEST TRUST COMPANY,
                                  as Trustee

                                  By:
                                      -----------------------------------------
                                  Name:
                                  Title



COLLATERAL SERIES SUPPLEMENT SIGNATURE PAGE

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                                    EXHIBIT A
                                       to
                          COLLATERAL SERIES SUPPLEMENT
                         FORM OF COLLATERAL CERTIFICATE



No.                                                                           $


                WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST
                             COLLATERAL CERTIFICATE

Evidencing an undivided interest in the World Financial Network National Credit Card Master Trust, the corpus of which consists of a portfolio of receivables created under credit card accounts originated by World Financial Network National Bank ("WFN") and other assets and interests constituting the trust under the Pooling and Servicing Agreement described below.

                    (Not an interest in or obligation of WFN)

         This certifies that BNY MIDWEST TRUST COMPANY (the "CERTIFICATEHOLDER") is the registered owner of an undivided interest in a trust (the "TRUST"), the corpus of which consists of a portfolio of receivables (the "RECEIVABLES") now existing or hereafter created under selected credit card accounts originated by WFN and transferred to the Trust, all monies due or to become due with respect thereto and the other assets and interests constituting the Trust pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of [__________], 2001, as amended and supplemented, including by the Collateral Series Supplement, dated as of [_______], 2001 (collectively, the "POOLING AND SERVICING AGREEMENT"), among WFN Credit Company, LLC, as Transferor, WFN, as Servicer, and BNY Midwest Trust Company, (successor to the corporate trust administration of Harris Trust and Savings Bank, successor to The Bank of New
York), as trustee.

         THIS COLLATERAL CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, WFN, AND NONE OF THIS CERTIFICATE, THE RECEIVABLES AND THE ACCOUNTS IS INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. THIS COLLATERAL CERTIFICATE IS LIMITED IN RIGHT OF PAYMENT TO CERTAIN COLLECTIONS RESPECTING THE RECEIVABLES, ALL AS MORE SPECIFICALLY SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

         To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Collateral Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of its acceptance hereof assents and by which the Certificateholder is bound.

         This Certificate represents series of Certificates entitled "World Financial Network Credit Card Master Trust Collateral Certificates" (the "COLLATERAL CERTIFICATES"), which represents an undivided interest in the Trust.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual or facsimile signature of a duly authorized signatory, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Collateral Certificate to be duly executed under its official seal.

                                   BNY MIDWEST TRUST COMPANY,
                                   as Trustee


                                   By: ________________________________________
                                                  Vice President



Attested to:

By: _______________________________________
            Assistant Secretary

Date:______________________________________

                     Trustee's Certificate of Authentication

         This is one of the Collateral Certificates referred to in the within-mentioned Pooling and Servicing Agreement.


                                   BNY MIDWEST TRUST COMPANY,
                                   as Trustee


                                   By: ________________________________
                                              Authorized Officer